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Exhibit 99.2

OMB Number: 3235-0569
Expires: January 31, 2003

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, John J. Gallagher III, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of Great Lakes Chemical Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)
I have reviewed the contents of this statement with the Company's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
Annual Report on Form 10-K for 2001 (filed on March 18, 2002) for Great Lakes Chemical Corporation

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all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Great Lakes Chemical Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•
any amendments to any of the foregoing.

/s/ JOHN J. GALLAGHER III John J. Gallagher III August 1, 2002	Subscribed and sworn to before me this 1st day of August 2002. /s/ PAMELA K. MAGEE Notary Public My commission expires: December 19, 2009

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  Exhibit 99.2